THORATEC CORPORATION NAMES CYNTHIA LUCCHESE
CHIEF FINANCIAL OFFICER; JOINS FROM GUIDANT CORPORATION WITH
TWO DECADES OF FINANCIAL MANAGEMENT, HEALTHCARE INDUSTRY
EXPERIENCE
     (PLEASANTON, CA), August 3, 2005 — Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, said today that Cynthia L. Lucchese has been named senior vice president and chief financial officer.
     Lucchese, who has nearly two decades of financial management experience in the healthcare industry, comes to Thoratec from Guidant Corporation (NYSE: GDT), where she has served as corporate vice president and treasurer for the past three years. She will join Thoratec September 1, 2005, and be responsible for the company’s accounting, external reporting, tax, financial planning and budgeting, treasury and investor relations functions.
     “We are delighted to have someone of Cindy’s caliber join Thoratec. She has a great breadth of experience with leading companies in our industry and has been deeply involved in all areas of accounting, financial management and M&A activities,” said D. Keith Grossman, president and chief executive officer of Thoratec. “She joins what is a very strong finance and accounting team at Thoratec that has done an excellent job with our financial reporting and compliance while we completed our search for this position,” he added.
     Prior to being named Guidant’s vice president and treasurer in 2002, Lucchese served as vice president, finance and administration, and vice president, controller and chief accounting officer. Before that, she held a variety of financial management and treasury positions at Eli Lilly & Company for seven years prior to its split-off of Guidant in 1995. She also served as a senior auditor, audit and advisory business services, at Ernst & Young. A Certified Public Accountant, Lucchese has a B. S. with distinction in Accounting and an MBA in Finance from the Indiana University Kelley School of Business.
     “I am very excited about the opportunities at Thoratec. The company has a strong presence in the cardiovascular sector with both its VADs (ventricular assist devices) and its International Technidyne Corporation (ITC) division,” Lucchese said. “Thoratec is the market leader in heart assist devices for patients with end-stage congestive heart failure, not only with its approved products, but also through ongoing clinical trials of next-generation devices. The company’s recent results and solid financial condition are evidence of both its presence in the market and its position for future growth,” she added.

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Thoratec Corporation Names Cynthia Lucchese
Chief Financial Officer; Joins from Guidant Corporation
With Two Decades of Financial Management, Healthcare Industry Experience
     Thoratec Corporation is a world leader in hemodyanmic restoration therapy — developing products to treat cardiovascular disease. The company’s product line includes the Thoratec® VAD (Ventricular Assist Device) and HeartMate® LVAS (Left Ventricular Assist System) with more than 9,500 implanted in patients suffering from heart failure. Thoratec’s HeartMate XVE LVAS is the first and only FDA-approved device for Destination Therapy, or the permanent support of late-stage heart failure patients who are not eligible for heart transplantation. Thoratec’s product line also includes the Vectra® vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood coagulation testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s websites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future performance or timelines or adoption of our products, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “hopes,” “believes,” and other similar words. Actual results could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, the results of clinical trials including the HeartMate II, regulatory approval processes, the effect of healthcare reimbursement and coverage policies, the effect of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. These factors, and others, are discussed more fully under the heading, “Factors That May Affect Future Results,” in Thoratec’s 10-K for the fiscal year ended January 1, 2005,10-Q for the fiscal quarter ended April 2, 2005, and other filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information: Keith Grossman President, Chief Executive Officer Thoratec Corporation (925) 847-8600 or Neal Rosen Kalt Rosen & Company (415) 397-2686	Media Contact Information: Jennifer Chan FischerHealth, Inc. (310) 577-7870, ext. 164 jchan@fischerhealth.com
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